Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

dated October 14, 2016

among

QUOTIENT LIMITED,

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

THE PURCHASER NAMED HEREIN

$120,000,000 12% SENIOR SECURED NOTES DUE 2023

Table of Contents

		Page

ARTICLE I
INTRODUCTORY

Section 1.1	Introductory	1

ARTICLE II
RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1	Rules of Construction and Defined Terms	1

ARTICLE III
SALE AND PURCHASE OF NOTES; CLOSINGS; ALLOCATION OF PURCHASE PRICE

Section 3.1	Sale and Purchase of Notes; Closings	1
Section 3.2	Allocation of Purchase Price	3

ARTICLE IV
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

Section 4.1	Purchase for Investment and Restrictions on Resales	4
Section 4.2	Purchaser Status	5
Section 4.3	Source of Funds; ERISA Matters	5
Section 4.4	Due Diligence	7
Section 4.5	Enforceability of this Purchase Agreement	7
Section 4.6	Confidentiality Agreement	7
Section 4.7	Tax Matters	8
Section 4.8	Reliance for Opinions	8

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Section 5.1	Securities Laws	8
Section 5.2	Investment Company Act Matters	9
Section 5.3	Use of Proceeds; Margin Regulations	9
Section 5.4	Exchange Act Documents	9
Section 5.5	Financial Statements	9
Section 5.6	Organization; Power; Authorization; Enforceability	10
Section 5.7	Equity Interests; Ownership Structure	10
Section 5.8	Governmental and Third Party Authorizations	10
Section 5.9	No Conflicts	11
Section 5.10	No Violation or Default	11
Section 5.11	No Material Adverse Change	12
Section 5.12	Compliance with ERISA	12
Section 5.13	Tax Matters	13

i

ARTICLE VIII
SURVIVAL OF CERTAIN PROVISIONS

Section 8.1	Survival of Certain Provisions	26

ARTICLE IX
NOTICES

Section 9.1	Notices	27

ARTICLE X
SUCCESSORS AND ASSIGNS

Section 10.1	Successors and Assigns	27

ARTICLE XI
SEVERABILITY

Section 11.1	Severability	27

ARTICLE XII
WAIVER OF JURY TRIAL

Section 12.1	WAIVER OF JURY TRIAL	28

ARTICLE XIII
GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1	Governing Law; Consent to Jurisdiction	28

ARTICLE XIV
COUNTERPARTS

Section 14.1	Counterparts	28

ARTICLE XV
TABLE OF CONTENTS AND HEADINGS

Section 15.1	Table of Contents and Headings	28

ARTICLE XVI
TAX DISCLOSURE

Section 16.1	Tax Disclosure	28

Annex A	Rules of Construction and Defined Terms

Exhibit A	Form of Royalty Right Agreement

Schedule 1	Purchaser
Schedule 2	Confidentiality Agreement
Schedule 5.7	Equity Interests; Ownership Structure
Schedule 5.8	Governmental and Third Party Authorizations
Schedule 5.19	Intellectual Property

PURCHASE AGREEMENT

October 14, 2016

To the Purchaser named in Schedule 1

Ladies and Gentlemen:

Quotient Limited, a public limited liability company formed under the Laws of Jersey, Channel Islands (the “Issuer”), and the Subsidiaries of the Issuer named on the signature pages hereto (the “Subsidiary Guarantors”), hereby covenant and agree with you as follows:

ARTICLE I

INTRODUCTORY

Section 1.1    Introductory. The Issuer proposes, subject to the terms and conditions stated herein, to issue and sell to the purchaser named in Schedule 1 (the “Purchaser”) and to the Other Purchasers up to $120,000,000 in aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023. The principal amounts of Notes to be purchased by the Purchaser pursuant to this Purchase Agreement are set forth opposite the Purchaser’s name in Schedule 1. The Notes to be sold to the Purchaser and the Other Purchasers are to be issued on the applicable Closing Date pursuant to, and subject to the terms and conditions of, the Indenture.

The Notes and the Guarantees will be offered and sold to the Purchaser and the Other Purchasers (collectively, the “Purchasers”), and the Royalty Rights will be offered and sold to the Purchasers or Affiliates of the Purchasers, in transactions exempt from the registration requirements of the Securities Act.

ARTICLE II

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 2.1    Rules of Construction and Defined Terms. The rules of construction set forth in Annex A shall apply to this Purchase Agreement and are hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement. Capitalized terms used but not otherwise defined in this Purchase Agreement shall have the respective meanings given to such terms in Annex A, which is hereby incorporated by reference into this Purchase Agreement as if set forth fully in this Purchase Agreement.

ARTICLE III

SALE AND PURCHASE OF NOTES; CLOSINGS; ALLOCATION OF PURCHASE PRICE

Section 3.1    Sale and Purchase of Notes; Closings. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Purchase Agreement and the Indenture, the Issuer will issue and sell to the Purchaser, and the Purchaser will purchase, (a) on the Issue Date, the principal amount of Original Notes set forth opposite the Purchaser’s name in Schedule 1, and (b) on a date selected by the Issuer that is within 10 Business Days from the occurrence of the Additional Securities Triggering Event (but not during the period between the day immediately after the relevant Record Date immediately preceding the next related Payment Date and such Payment Date, unless the entire such 10 Business Day period following the Additional Securities Triggering Event is within such period, in which case, on the Business Day immediately following such Payment Date), and only upon no less than five Business Days’ written notice by the Issuer to the Trustee and the Purchaser (the “Subsequent Closing Date”), the principal amount of Additional Notes set forth opposite the Purchaser’s name in Schedule I. It is acknowledged and agreed that Additional Notes shall not be issued, and the Subsequent Closing Date shall not occur, if the Additional Securities Triggering Event has not occurred. The Purchaser will purchase the applicable principal amount of Original Notes set forth in Schedule 1 on the Issue Date at a purchase price equal to 100% of the principal amount thereof (the “Original Notes Price”), and the Purchaser will purchase the applicable principal amount of Additional Notes set forth in Schedule 1 on the Subsequent Closing Date at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest from the Issue Date or, if interest has already been paid on the Original Notes, from the date interest was most recently paid on the Original Notes to but excluding the Subsequent Closing Date (but, as to such interest, only to the extent such Additional Notes have the same CUSIP number as the Original Notes) (the “Additional Notes Price” and, collectively with the Original Notes Price, the “Price”). Contemporaneously with entering into this Purchase Agreement, the Obligors are entering into separate purchase agreements (the “Other Agreements”) substantially identical to this Purchase Agreement with other purchasers (the “Other Purchasers”), providing for the sale on the Issue Date to each of the Other Purchasers of the applicable Original Notes in the applicable principal amounts specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amounts thereof, and the sale on the Subsequent Closing Date to each of the Other Purchasers of the applicable Additional Notes in the applicable principal amounts specified opposite its name in Schedule 1 to such Other Agreement, at a purchase price equal to 100% of the principal amounts thereof, plus accrued and unpaid interest from the Issue Date or, if interest has already been paid on the Original Notes, from the date interest was most recently paid on the Original Notes to but excluding the Subsequent Closing Date (but, as to such interest, only to the extent such Additional Notes have the same CUSIP number as the Original Notes) (the purchase prices to be paid pursuant to such Other Agreements are collectively referred to, together with the Price, as the “Purchase Price”). The Issuer shall not be obligated to deliver, and no Purchaser shall be required to purchase, any of the Original Notes except upon delivery of and payment for all the Original Notes to be purchased by the Purchasers under the Purchase Agreements on the Issue Date and subject to the satisfaction or waiver of the respective terms and conditions hereunder and thereunder.

On the applicable Closing Date, the Issuer will deliver one or more Global Securities for the account of DTC, as well as any Definitive Securities to the relevant Purchasers, evidencing the aggregate principal amount of Notes to be acquired by all Purchasers pursuant to the Purchase Agreements on such Closing Date. On the applicable Closing Date, the Issuer will deliver the Global Securities to DTC, as well as any Definitive Securities to the relevant Purchasers, against payment by each such Purchaser of its respective portion of the applicable aggregate Purchase Price for its beneficial interest therein by wire transfer of immediately available funds to the Trustee Closing Account. The Issuer shall cause U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), to hold all such funds in trust for the Purchasers pending completion of the applicable closing of the transactions contemplated by the Purchase Agreements. Upon receipt by the Trustee of the applicable Purchase Price and the satisfaction of the applicable conditions to closing set forth in Article VI in respect of the related Closing Date, the Issuer shall cause the Trustee to disburse the applicable Purchase Price in accordance with written instructions provided by the Issuer to the Trustee. If the applicable aggregate Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Issue Date, or if the closing of the transactions contemplated by the Purchase Agreements shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Issue Date, then the Trustee shall return, and the Issuer shall cause the Trustee to return, such portion of the applicable Purchase Price to such Purchaser prior to the close of business on the Issue Date or as soon thereafter as reasonably practicable, in which case such Purchaser shall, at its election, be relieved of all obligations (other than confidentiality obligations) under the applicable Purchase Agreement.

Section 3.2    Allocation of Purchase Price. The Issuer and the Purchaser hereby acknowledge and agree that the Notes issued to the Purchaser and the Royalty Right sold by the Issuer to the Purchaser (or its Affiliates) on the Issue Date constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit is 100% of the principal amount of such Notes. Allocating that issue price between such Notes and such Royalty Right based on their relative fair market values, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1), results in (a) such Notes having an issue price of 89.36% of the principal amount of such Notes and (b) such Royalty Right having a purchase price of 10.64% of the principal amount of such Notes. The Issuer and the Purchaser agree to prepare their respective U.S. federal income tax returns, including statements and reports related thereto, as the case may be, in a manner consistent with the foregoing agreement, to the extent such returns, statements and reports are required to be filed.

The Issuer and the Purchaser hereby acknowledge and agree that the Notes to be issued to the Purchaser and the Royalty Right to be sold by the Issuer to the Purchaser (or its Affiliates) on the Subsequent Closing Date will constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. In accordance with Section 1273(b)(2) of the Code and Section 1273(c)(2)(A) of the Code, the issue price of the investment unit will be 100% of the principal amount of such Notes (excluding, in the event the Additional Notes to be issued on the Subsequent Closing Date would be part of a “qualified reopening” for U.S. federal income tax purposes with the Original Notes sold on the Issue Date, any accrued and unpaid interest payable in respect of the Additional Notes). The allocation of that issue price between such Notes and such Royalty Right will be based on their relative fair market values on the Subsequent Closing Date, as required by Section 1273(c)(2)(B) of the Code and U.S. Treasury Regulations Section 1.1273-2(h)(1). Such allocation shall be set forth in the Royalty Right Agreement entered into on the Subsequent Closing Date. The Issuer and the Purchaser agree to prepare their respective U.S. federal income tax returns, including statements and reports related thereto, as the case may be, in a manner consistent with the foregoing agreement, to the extent such returns, statements and reports are required to be filed.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

The Purchaser agrees and acknowledges that (a) the Obligors and counsel to the Obligors may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in this Article IV and (b) the Placement Agent may rely upon the accuracy of and performance of obligations under the representations, warranties and agreements of the Purchaser contained in Sections 4.1, 4.2 and 4.4.

Section 4.1    Purchase for Investment and Restrictions on Resales. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights):

(a)    acknowledges that (i) none of the Notes, the Royalty Rights or the Guarantees have been or will be registered under the Securities Act or the Laws of any U.S. state or other jurisdiction relating to securities matters and (ii) neither the Notes nor the Royalty Rights may be offered, sold, pledged or otherwise transferred except as set forth in the Transaction Documents and the legend regarding transfers on the Notes;

(b)    agrees that, if it should resell or otherwise transfer the Notes, in whole or in part, it will do so only pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act, the Laws of any applicable state or other jurisdiction relating to securities matters and in accordance with the restrictions and requirements of the provisions of the Transaction Documents, the Confidentiality Agreement to which it is a party and the legend regarding transfers on the Notes and only to a Person whom it reasonably believes, at the time any buy order for such Notes is originated, is (i) the Issuer or a Subsidiary of the Issuer, (ii) for so long as such Notes are eligible for resale pursuant to Rule 144A, a QIB that purchases for its own account or for the account of a QIB, to whom notice is given that the transfer is being made in reliance on Rule 144A, (iii) a Person outside the United States in an offshore transaction in compliance with Rule 903 or 904 of Regulation S (if available) or (iv) an Accredited Investor that is purchasing such Notes for its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case unless consented to by the Issuer in writing;

(c)    agrees not to make available or disclose any Information (as defined in the Confidentiality Agreement attached to Schedule 2) to any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes or the Royalty Rights until such intended transferee executes and delivers a Confidentiality Agreement (and the parties hereto acknowledge and agree that the Purchaser and its Affiliates shall not be liable in respect of the actions or omissions to act of any Person to whom the Purchaser intends to transfer (or any prospective purchaser of) the Notes or the Royalty Rights that is provided after such Person executes and delivers such Confidentiality Agreement);

(d)    acknowledges the restrictions and requirements contained in the Transaction Documents applicable to transfers of the Notes and Royalty Rights and the legend regarding transfers on the Notes and agrees that it will only offer or sell the Notes and the Royalty Rights in accordance with such restrictions and requirements; and

(e)    represents that it is purchasing the Notes for investment purposes and not with a view to resale or distribution thereof in contravention of the requirements of the Securities Act; however, the Purchaser reserves the right to sell the Notes at any time in accordance with applicable Laws, the restrictions and requirements contained in the Transaction Documents applicable to transfer of the Notes, the legend regarding transfer of the Notes and its investment objectives.

Section 4.2    Purchaser Status. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents and warrants that, as of the date hereof, (a) if it is purchasing a Rule 144A Global Security (as defined in the Indenture) or would purchase a Rule 144A Global Security except that it cannot or opts not to hold a beneficial interest in a Global Security (as defined in the Indenture), it is a QIB and is purchasing the Notes and the Royalty Rights for its own account or for the account of a QIB, (b) if it is purchasing a Regulation S Global Security (as defined in the Indenture) or would purchase a Regulation S Global Security except that it cannot or opts not to hold a beneficial interest in a Global Security, it is a Person outside the United States purchasing the Notes and the Royalty Rights in an offshore transaction in compliance with Regulation S or (c) if neither clause (a) or clause (b) is applicable, it is an Accredited Investor.

Section 4.3    Source of Funds; ERISA Matters.

(a)    The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents, warrants and covenants that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser (or such Affiliate) to pay the purchase price of any Note or Royalty Rights to be purchased by such Purchaser (or such Affiliate) under the Transaction Documents and with respect to its holding of such Note or such Royalty Rights:

(i)    the Source either (A) does not and will not include Plan Assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA, or (B) includes and will include only assets that are not considered Plan Assets by reason of being held in a separate account of an insurance company that is maintained solely in connection with fixed contractual obligations of the insurance company under which the amounts payable, or credited, to the plan and to any participant or beneficiary of the plan (including an annuitant) are not affected in any manner by the investment performance of the separate account;

(ii)    the Source is a governmental plan; or

(iii)    the Source does include Plan Assets of an employee benefit plan subject to ERISA, but the use of such Plan Assets to purchase and hold one or more Notes or Royalty Rights will not constitute a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code, and one of the following applies:

(w)    (A) the Source is an “insurance company general account” within the meaning of United States Department of Labor Prohibited

Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995, as subsequently amended), (B) there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile and (C) the purchase and holding of Notes or Royalty Rights is exempt under the provisions of PTE 95-60;

(x)    the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 12, 1991, as subsequently amended), and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than ten percent (10%) of all assets allocated to such pooled separate account or collective investment fund, and the purchase and holding of Notes or Royalty Rights is covered by either PTE 90-1 or 91-38, as applicable;

(y)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), and the conditions of Part I of the QPAM Exemption are satisfied; or

(z)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), and the conditions of Part I of the INHAM Exemption are satisfied.

As used in this Section 4.3(a), the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(b)    The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents, warrants and covenants that, if any Source to be used by the Purchaser to pay the purchase price of any Note or Royalty Rights under the Transaction Documents consists of assets of a benefit plan that is not subject to ERISA, either (i) such benefit plan is not a governmental plan, non-U.S. plan (as described in Section 4(b) of ERISA), church plan or other plan subject to Law that is substantially similar to Section 406 or 407 of ERISA or Section 4975 of the Code (“Similar Law”) or (ii) its purchase and holding of Notes and Royalty Rights will not constitute a violation of Similar Law.

(c)    The Purchaser (on behalf of itself or an Affiliate thereof purchasing the Royalty Rights) acknowledges and agrees that none of the Issuer, the Subsidiary Guarantors, nor any of their Affiliates have provided any advice or recommendation with respect to the advisability of acquiring, holding, disposing or exchanging of the Notes or the Royalty Rights.

Section 4.4    Due Diligence. The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) acknowledges that, prior to the Issue Date, (a) it has made, either alone or together with its advisors, such separate and independent investigation of the Obligors and their respective businesses, financial condition, prospects and managements as the Purchaser deems to be, or such advisors have advised to be, necessary or advisable in connection with the purchase of the Notes and the Royalty Rights pursuant to the transactions contemplated by this Purchase Agreement, (b) it and its advisors have received all information and data that it and such advisors believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Notes and the Royalty Rights pursuant to the transactions contemplated by this Purchase Agreement, (c) it understands the nature of the potential risks and potential rewards of the purchase of the Notes and the Royalty Rights, (d) it is a sophisticated investor with investment experience and has the ability to bear complete loss of its investment, whether as a result of an Event of Default on the Notes or any insolvency, liquidation or winding up of any Obligor or otherwise, and (e) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Notes and the Royalty Rights and can bear the economic risks of investing in the Notes and the Royalty Rights for an indefinite period of time, including the complete loss of its investment. The Purchaser acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied in any respect on any Obligor or the Placement Agent for such advice. The Purchaser has had a reasonable time prior to the Issue Date to ask questions and receive answers concerning the Obligors and their business and the terms and conditions of the offering of the Notes and the Royalty Rights and the transactions contemplated hereby and to obtain any additional information that the Obligors possess or could acquire without unreasonable effort or expense, and has generally such knowledge and experience in business and financial matters and with respect to investments in securities as to enable such Purchaser to understand and evaluate the risks of such investment and form an investment decision with respect thereto. Except for (i) the representations, warranties and covenants made by the Obligors in the Transaction Documents and (ii) the legal opinions provided to the Purchasers in connection with the transactions contemplated by the Transaction Documents, the Purchaser is relying on its own investigation and analysis in entering into the transactions contemplated hereby.

Section 4.5    Enforceability of this Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid, legally binding and enforceable obligation of the Purchaser, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity.

Section 4.6    Confidentiality Agreement. The Purchaser acknowledges and agrees that it is bound by the terms and conditions of the Confidentiality Agreement attached to Schedule 2 (including, if the Purchaser is not a party thereto, as if it were a party thereto), agrees to execute any documents reasonably requested by the Issuer to evidence such obligation and acknowledges and agrees that such Confidentiality Agreement remains in effect and will survive the execution and delivery of this Purchase Agreement and the closing or closings of the purchases of the Notes and the Royalty Rights pursuant to their respective terms.

Section 4.7    Tax Matters.

(a)    Except as otherwise required by Law, the Purchaser agrees to treat, and shall treat, the Notes as indebtedness of the Issuer for U.S. federal income tax purposes.

(b)    The Purchaser understands and acknowledges that if Definitive Securities are issued, the Purchaser must provide, the Trustee or any Paying Agent with the applicable U.S. federal income tax certifications (generally, on IRS Form W-9 (or successor applicable form) in the case of a Person that is a United States person (for purposes of this Section 4.7(b) within the meaning of Section 7701(a)(30) of the Code) or on an appropriate IRS Form W-8 (or successor applicable form) in the case of a Person that is not a United States person).

(c)    The Purchaser (on behalf of itself or any Affiliate thereof purchasing the Royalty Rights) represents and warrants that (i) it has not relied upon any Obligor or the Placement Agent for any tax advice or disclosure of tax consequences arising from the purchase, ownership or disposition of the Notes and the Royalty Rights and (ii) it has relied upon its own tax counsel or advisors with respect to any tax consequences arising from the purchase, ownership or disposition of the Notes and the Royalty Rights.

Section 4.8    Reliance for Opinions. The Purchaser acknowledges and agrees that the Obligors and, for purposes of the opinions to be delivered to the Purchaser pursuant to Sections 6.1 and 6.2, counsel for the Obligors and counsel for the Purchasers, respectively, may rely, without any independent verification thereof, upon the accuracy of the representations and warranties of the Purchaser, and compliance by the Purchaser with its agreements, contained in Sections 4.1, 4.2 and 4.3, and the Purchaser hereby consents to such reliance.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

Each Obligor, jointly and severally, represents and warrants to the Purchaser as of the date hereof as follows:

Section 5.1    Securities Laws.

(a)    No securities of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as the Notes, the Guarantees or the Royalty Rights have been issued and sold by any Obligor within the six-month period immediately prior to the date hereof.

(b)    Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, neither such Obligor nor any affiliate (as defined in Rule 144 under the Securities Act) of such Obligor has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) that is or will be integrated with the sale of the Notes, the Guarantees or the Royalty Rights in a manner that would require the registration under the Securities Act of the Notes, the Guarantees or the Royalty Rights, (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes, the Guarantees or the Royalty Rights (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) engaged in any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

(c)    Assuming the accuracy of the representations and warranties of the Purchasers in each of the Purchase Agreements and assuming the accuracy of the statements in the certificate to be delivered by the Placement Agent pursuant to Section 6.5, (i) the Indenture is not required to be qualified under the U.S. Trust Indenture Act of 1939, as amended, and (ii) no registration under the Securities Act of the Notes, the Guarantees or the Royalty Rights is required in connection with the sale thereof to the Purchasers (or, in the case of the Royalty Rights, any of their Affiliates) as contemplated by the Transaction Documents.

Section 5.2    Investment Company Act Matters. After giving effect to the offering and sale of the Notes and the Royalty Rights, none of the Obligors will be required to register as an “investment company” or “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

Section 5.3    Use of Proceeds; Margin Regulations. No part of the proceeds from the sale of the Notes or the Royalty Rights under the Transaction Documents will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve such Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Such Obligor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221). As used in this Section 5.3, the terms “margin stock” and “purpose of purchasing or carrying” shall have the meanings ascribed to them in said Regulation U.

Section 5.4    Exchange Act Documents. The documents filed by the Issuer with the Commission pursuant to the Exchange Act since March 31, 2016 (excluding any documents or portions thereof furnished to, rather than filed with, the Commission) (such documents, the “Exchange Act Documents”), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5    Financial Statements. The financial statements included in the Exchange Act Documents, together with the related notes and schedules, present fairly the consolidated financial position of the Obligors as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Obligors for the periods specified and have been prepared in all material respects in compliance with the requirements of the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and accounting data of the Obligors contained in the Exchange Act Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Obligors.

Section 5.6    Organization; Power; Authorization; Enforceability. Each of the Obligors has been duly organized, is legally existing and is in good standing (or equivalent status) under the Laws of its jurisdiction of organization. Each of the Obligors is duly qualified as a foreign corporation (or other equivalent entity) in all jurisdictions in which the nature of its business or location of its properties require such qualifications except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Obligors has the requisite corporate (or other equivalent organizational) power and authority to own, lease or operate the properties and assets it purports to own, lease or operate, to carry on its business as presently conducted and to execute, deliver and perform its obligations under each Transaction Document to which it is a party except where the failure to have such power and authority to own, lease or operate such properties and assets and carry on such business would not have a Material Adverse Effect. Each Transaction Document entered into as of the Issue Date to which any Obligor is a party has been duly authorized, executed and delivered by such Obligor and constitutes the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto, enforceable obligation of such Obligor, as the case may be (subject, in each case, to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights). Each Transaction Document to be entered into after the Issue Date to which any Obligor will be a party will be duly authorized, executed and delivered by such Obligor and will constitute the valid, legally binding and, assuming due authorization, execution and delivery by all other parties thereto, enforceable obligation of such Obligor, as the case may be (subject, in each case, to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights).

Section 5.7    Equity Interests; Ownership Structure. Schedule 5.7 sets forth a complete and accurate list of each Obligor showing, as of the Issue Date (as to each), the jurisdiction of its organization, the address of its principal place of business and its U.S. taxpayer identification number (where applicable). All of the outstanding Equity Interests in the Obligors have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable, and, in the case of any Subsidiary of the Issuer, the Equity Interests of such Subsidiary that are owned by the Issuer or any other Obligor are owned by the Issuer or such other Obligor free and clear of all Liens except Permitted Liens and those Liens created under the Security Documents.

Section 5.8    Governmental and Third Party Authorizations. No approval, authorization, consent or order of or filing with any Governmental Authority, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, the NASDAQ) or approval of the shareholders of the Issuer or any other Person, is required in connection with (a) the execution or delivery by any Obligor of any Transaction Document to which it is a party or the performance of obligations by any Obligor under any Transaction Document to which it is a party (including the issuance and sale of the Notes and the Royalty Rights), (b) the transactions contemplated by the Transaction Documents, (c) the grant by the Obligors of the Liens granted or purported to be granted by it pursuant to the Security Documents or (d) the perfection of the Liens created under the Security Documents, other than (i) such approvals, authorizations, consents, orders, filings and other actions as shall have been taken, given, made or obtained and are in full force and effect as of the Issue Date, in each case, as set forth in Schedule 5.8, (ii) any necessary filings under the securities or blue sky Laws of the various jurisdictions in which the Notes are being offered, (iii) by the Jersey Registrar of Companies or the Jersey Financial Services Commission, (iv) the filing of financing statements under the UCC, recordings with the PTO and any other recordings (including in any applicable non-U.S. jurisdiction) required to perfect a security interest in the Notes Collateral; (v) at the UK Companies Registry and at the Scottish Land Register, and (vi) such approvals, authorizations, consents, orders, filings and other actions the failure of which to take, give, make or obtain would not have a Material Adverse Effect. For the avoidance of doubt, the consents that the Seller has undertaken to use its best efforts to obtain no later than December 31, 2016 pursuant to Section 4.20 of the Indenture are not required in connection with clauses (a) through (d) of the preceding sentence.

Section 5.9    No Conflicts. The execution, delivery and performance of each Transaction Document by each Obligor to the extent such Obligor is a party, the issuance and sale of the Notes and the Royalty Rights and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any Obligor pursuant to) (A) the respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, of any Obligor, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Obligor is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or non-U.S. Law, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to any Obligor or any of their respective properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event, right, lien, charge or encumbrance would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10    No Violation or Default. None of the Obligors is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or non-U.S. Law, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event or right would not, individually or in the aggregate, have a Material Adverse Effect. On the Issue Date, there exists no Event of Default under the Indenture.

Section 5.11    No Material Adverse Change. Except as disclosed in the Exchange Act Documents, subsequent to the respective dates as of which information is given in the Exchange Act Documents, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Obligors taken as a whole, (ii) any transaction which is material to the Obligors taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Obligor, which is material to the Obligors taken as a whole, (iv) any change in the share capital, Capital Stock or outstanding indebtedness of any Obligor or (v) any dividend or distribution of any kind declared, paid or made on the share capital or Capital Stock of any Obligor.

Section 5.12    Compliance with ERISA. At no time in the past six years has any Obligor or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which any Obligor or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA. No “employee welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, or other retiree welfare benefits except to the extent such benefit is fully insured or may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and except, on a case by case basis, limited extensions of health insurance benefits to former employees receiving severance payments from any Obligor. Each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable Laws, including but not limited to ERISA and the Code and, to the knowledge of the Obligors, no event has occurred and no condition exists that would subject any Obligor to any tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law which would reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable Law; none of the Obligors has any obligations under any collective bargaining agreement with any union. As used in this Purchase Agreement, “Employee Benefit Plan” means any (a) “employee benefit plan” within the meaning of Section 3(3) of ERISA or (b) stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of any Obligor has any present or future right to benefits and which are contributed to, sponsored by or maintained by any of any Obligor or (y) any Obligor has had or has any present or future direct or contingent obligation or liability; and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee of any Obligor working or residing outside of the United States.

Section 5.13    Tax Matters. All material tax returns required to be filed by any Obligor have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

Section 5.14    Legal Proceedings. Except as disclosed in the Exchange Act Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Obligors, threatened or contemplated to which any Obligor or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Authority or before or by any self-regulatory organization or other non-governmental regulatory authority (including, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to any Obligor, would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15    Solvency. No step has been taken or is currently intended by any Obligor or, to the knowledge of the Obligors, any other Person for the winding-up, liquidation, dissolution or administration or for the appointment of a receiver or administrator of any Obligor for all or any of the Obligors’ properties or assets. Immediately after the issuance and sale of the Notes and the Royalty Rights and the consummation of the other transactions contemplated by the Transaction Documents on the applicable Closing Date, the Obligors taken as a whole will not be rendered insolvent within the meaning of 11 U.S.C. 101(32) or any other applicable insolvency Laws or, taken as a whole, be unable to realize upon their property and pay their debts as they mature.

Section 5.16    Existing Indebtedness. The Exchange Act Documents disclose all of the following types of material third-party indebtedness of each Obligor outstanding as of the Issue Date: (a) indebtedness in respect of borrowed money; (b) any other obligation of such Obligor to be liable for, or to pay, as obligor, guarantor or otherwise, on the indebtedness for borrowed money of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and (c) to the extent not otherwise included, indebtedness for borrowed money of another Person secured by a Lien on any asset owned by such Person (whether or not such indebtedness for borrowed money is assumed by such Person).

Section 5.17    Material Contracts. None of the Obligors have sent or received any communication regarding termination of, or intent not to renew, any Material Contract, and no such termination or non-renewal has been threatened by any Obligor or, to the knowledge of the Obligors, by any other party to any such contract or agreement.

Section 5.18    Properties. Except as disclosed in the Exchange Act Documents, each of the Obligors has good and marketable title to, or valid leasehold interests in or rights to use, all of its tangible properties and assets material to its business as presently conducted, free and clear of all Liens other than Permitted Liens. Except as disclosed in the Exchange Act Documents, none of the Obligors own any real property. The Exchange Act Documents disclose all material leases of real property to which any Obligor is party (whether as lessor, lessee or otherwise). To the knowledge of the Obligors, any real property held by any Obligor under lease constitutes the valid, legally binding and enforceable obligation of all parties thereto (subject, in each case, to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) except as would not have a Material Adverse Effect.

Section 5.19    Intellectual Property.

(a)    Except as disclosed in the Exchange Act Documents, the Obligors own the Intellectual Property described in the Exchange Act Documents as being owned by them and own or have obtained valid and enforceable licenses for, or other rights to use all Intellectual Property (except that the enforcement thereof may be subject to general equitable principles, insolvency, liquidation, reorganization and other Laws of general application relating to creditors’ rights) used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the Exchange Act Documents as under development) (collectively, “Relevant Intellectual Property”); to the knowledge of the Obligors, (i) there are no third parties who have or will be able to establish rights to any Relevant Intellectual Property that is described in the Exchange Act Documents as owned or purported to be owned by any Obligor, except for, and to the extent of, the ownership rights of any co-owners of such Relevant Intellectual Property that are disclosed in the Exchange Act Documents; (ii) there is no infringement by misappropriation or other violation by any third parties of any Relevant Intellectual Property owned by or exclusively licensed to any Obligor; (iii) there is no pending or, to the knowledge of the Obligors, threatened action, suit, proceeding or claim by others challenging any Obligor’s rights in or to any Relevant Intellectual Property, and the Issuer is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) none of the Obligors has received any notice from, and there is no pending or, to the knowledge of the Obligors, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Relevant Intellectual Property, and the Issuer is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) none of the Obligors have received any notice from, and there is no pending or, to the knowledge of the Obligors, threatened action, suit, proceeding or claim by others that any Obligor infringes, misappropriates or otherwise violates, or could, upon the commercialization of any product or service described in the Exchange Act Documents as under development, infringe, misappropriate or violate any Intellectual Property of others, and the Issuer is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Obligors have complied with the material terms of each agreement pursuant to which Relevant Intellectual Property has been licensed to any Obligor, and all such agreements are in full force and effect; (vii) to the knowledge of the Obligors there is no Patent or patent application that contains claims that interfere with the issued or pending claims of any Patents included in the Relevant Intellectual Property owned by or exclusively licensed to any Obligor; (viii) the products described in the Exchange Act Documents as under development by any Obligor fall within the scope of the claims of one or more Patents owned by, or exclusively licensed to, any Obligor; (ix) all Patents and patent applications owned by and, to the knowledge of the Obligors, exclusively licensed to any Obligor have been duly and properly filed and maintained and the Obligors and, to the knowledge of the Obligors, the applicable licensor have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “PTO”) or other applicable patent office with respect to all patent applications owned by or exclusively licensed to any Obligor and included in the Relevant Intellectual Property and filed with the PTO or other applicable patent office; (x) the Obligors have taken all steps reasonably necessary to secure their respective interest in the Relevant Intellectual Property owned or purported to be owned by any Obligor, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement; (xi) the Obligors have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets included in any Intellectual Property, and no such Relevant Intellectual Property has been disclosed other than to employees, representatives, independent contractors, collaborators, licensors, licensees, agents and advisors of the Obligors who are legally bound to a duty of confidentiality; (xii) the Obligors are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Exchange Act Documents that are not so described therein; (xiii) all conditions stated in any license agreement under which Relevant Intellectual Property is exclusively licensed to any Obligor that are required to be satisfied in order for such Obligor to retain exclusive rights have been timely satisfied; (xiv) to the knowledge of the Obligors, the issued Patents owned by or exclusively licensed to any Obligor are valid and enforceable and the Issuer is unaware of any facts that would preclude the issuance of a valid and enforceable Patent on any pending patent application owned by any Obligor; and (xv) except as disclosed in the Exchange Act Documents, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Relevant Intellectual Property that is owned or purported to be owned by any Obligor that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Relevant Intellectual Property.

(b)    Schedule 5.19 contains a complete list of (i) all registered trademarks, copyrights and Patents that are owned by or licensed to any Obligor, in each case that are reasonably necessary for the operation of the business of the Obligors as presently conducted and (ii) all Patent license agreements granting rights to any of the Obligors to such licensed Patents.

(c)    Each Obligor is the owner or holder of each biologics license application set forth opposite its name in Schedule 5.19. No Obligor has granted or assigned to any other Person, directly or indirectly, any rights to any other Person under any such biologics license application; provided, however, that such Obligor may have assigned or granted to a Person the right to manufacture product under such biologics license application and/or the right to a share of profit from such Obligor’s sales of product under such biologics license application. Schedule 5.19 sets forth the product that pertains to each such biologics license application.

Section 5.20    Environmental Matters. The Obligors and their respective properties, assets and operations are in compliance with, and the Obligors hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the knowledge of the Obligors, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to any Obligor under, or to interfere with or prevent compliance by any Obligor with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Obligors (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the knowledge of the Obligors, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any applicable federal, state, local or non-U.S. Law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

Section 5.21    Labor Matters. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) none of the Obligors is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Obligors, threatened against any Obligor before the National Labor Relations Board or any similar non-U.S. body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Obligors, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Obligors, threatened against any Obligor and (C) no union representation dispute currently existing concerning the employees of any Obligor, (iii) to the knowledge of the Obligors, no union organizing activities are currently taking place concerning the employees of any Obligor and (iv) there has been no violation of any applicable federal, state, local or non-U.S. Law relating to discrimination in the hiring, promotion or pay of employees of any Obligor, any applicable wage or hour Laws, or the rules and regulations promulgated thereunder, or any similar applicable non-U.S. law, rule or regulation, concerning the employees of any Obligor.

Section 5.22    Insurance. The Obligors maintain insurance covering their respective properties, operations, personnel and businesses as the Issuer reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Obligors and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; none of the Obligors have any reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect.

Section 5.23    No Unlawful Payments. None of the Obligors, nor any director, officer or employee of any Obligor nor, to the knowledge of the Obligors, any agent, affiliate or other person associated with or acting on behalf of any Obligor has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any unlawful rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Obligors have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption Laws.

Section 5.24    Compliance with Anti-Money Laundering Laws. The operations of the Obligors are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any Obligor conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Obligor with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Obligors, threatened.

Section 5.25    Compliance with OFAC. None of the Obligors, directors, officers or employees, nor, to the knowledge of the Obligors, any agent, affiliate or other person associated with or acting on behalf of any Obligor is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Obligors located, organized or resident in a country or territory that is the subject or target of Sanctions, including Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Obligors have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

Section 5.26    Disclosure Controls. The Issuer has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Issuer, including its Subsidiaries, is made known to the Issuer’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Issuer’s independent registered public accountants and the Audit Committee of the Board of Directors of the Issuer have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Issuer’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Issuer’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Issuer, if any, have been identified to the Issuer’s independent registered public accountants and are disclosed in the Exchange Act Documents; since the end of the Issuer’s most recent audited fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Issuer has taken all necessary actions to ensure that, the Obligors and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

Section 5.27    Accounting Controls. The Obligors have established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 5.28    Licenses and Permits. The Obligors have all necessary licenses, authorizations, consents and approvals and have made all necessary filings required under any applicable Law and has obtained all necessary licenses, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses, except where the failure to have or have obtained such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; none of the Obligors is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or non-U.S. Law, regulation or rule or any decree, order or judgment applicable to any Obligor, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.29    No Immunity. None of the Obligors nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the Laws of Jersey, Scotland or Switzerland.

Section 5.30    Feasibility Studies. The feasibility studies that are described in, or the results thereof which are referred to in, the Exchange Act Documents were conducted in all material respects in accordance with standard accepted medical and scientific research procedures; each description of the results of such studies contained in the Exchange Act Documents is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Obligors have no knowledge of any other studies or tests or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Exchange Act Documents.

Section 5.31    Health Care Laws. The Obligors and, to the knowledge of the Obligors, the Obligors’ respective directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in material compliance with, all health care Laws applicable to the Obligors or any of their products or activities, including the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such Laws, and any other state, federal or non-U.S. law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes legally binding requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of drugs, biological products and/or medical devices (including diagnostic products), kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”) except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Obligors have received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority, including the FDA, the EMEA, the United States Federal Trade Commission, the

United States Drug Enforcement Administration, the Centers for Medicare & Medicaid Services, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, any Obligor under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. to the knowledge of the Obligors, there are no facts or circumstances that would reasonably be expected to give rise to material liability of any Obligor under any Health Care Laws.

Section 5.32    Regulatory Filings.

(a)    The manufacture by or on behalf of any Obligor of any of the Obligors’ respective products is being conducted in compliance in all material respects with all applicable Health Care Laws, including the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210, 211, 600 through 680, and 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(b)    The Obligors are complying in all material respects with all applicable regulatory post-market reporting obligations, including the FDA’s adverse event reporting requirements at 21 C.F.R. Parts 310, 314, 600, and 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(c)    Except as disclosed in the Exchange Act Documents, none of the Obligors have had any product, clinical laboratory or manufacturing site (whether Obligor-owned or that of a third party manufacturer for the Obligors’ respective products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Obligors’ respective products, processes or operations, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting material noncompliance with any applicable Health Care Laws. to the knowledge of the Obligors, neither the FDA nor any other Governmental Authority is considering such action.

(d)    Except as disclosed in the Exchange Act Documents, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance with respect to the Obligors’ respective products (“Safety Notices”); to the knowledge of the Obligors, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Obligors’ respective products or services, (ii) a material change in labeling of the Obligors’ respective products or services, or (iii) a material termination or suspension of marketing or testing of any the Obligors’ respective products or services.

(e)    The Obligors have not knowingly made any false statements on, or material omissions from, any applications, approvals, reports or other submissions to any Regulatory Agency, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agency relating to the Obligors’ respective products. None of the Obligors or, to the knowledge of the Obligors, any officer, employee or agent of any Obligor has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar state or non-U.S. law or regulation or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or non-U.S. law or regulation, and none of the Obligors nor any such person has been so debarred or excluded.

Section 5.33    Security Documents. The representations and warranties of the Obligors in Article III of the Collateral Agreement are true and correct, except to the extent that any such untrue or incorrect statement, individually or in the aggregate, would not have a material adverse effect on the Notes Collateral.

ARTICLE VI

CONDITIONS TO CLOSING

The obligations of the Purchaser hereunder on each Closing Date are subject to the accuracy in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which shall be accurate in all respects) of the representations and warranties of the Obligors contained herein as of such Closing Date (subject in the case of the Subsequent Closing Date to exceptions or updates to such representations and warranties contemplated by Section 6.3), to the accuracy of the statements of the Obligors and their respective officers made in any certificates delivered pursuant hereto on such Closing Date, to the performance by the Obligors of their respective obligations hereunder as of such Closing Date and to the satisfaction or waiver by the Purchaser of each of the following additional terms and conditions applicable on such Closing Date:

Section 6.1    Obligors’ Counsel Opinions.

(a)    Clifford Chance US LLP, special counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(b)    DWF LLP, special Scottish counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(c)    Lexartis Avocats, special Switzerland counsel to the Obligors, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.2    Purchasers’ Counsel Opinions.

(a)    Pillsbury Winthrop Shaw Pittman LLP, special counsel to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date), shall have furnished to the Purchasers dated (i) their reasoned opinions, each addressed to the Purchasers and the applicable Closing Date, as to certain product clearance and validity matters, and (ii) their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(b)    Prager Dreifuss AG, special Switzerland counsel to the Purchasers, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(c)    Bedell Cristin Jersey Partnership, special Channel Islands counsel to the Purchasers, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

(d)    Burness Paull LLP, special Scottish counsel to the Purchasers, shall have furnished to the Purchasers their opinion, addressed to the Purchasers (and any Affiliate thereof purchasing the Royalty Rights on the applicable Closing Date) and dated the applicable Closing Date, in form and substance reasonably satisfactory to the Purchasers.

Section 6.3    Certification as to Purchase Agreement and Collateral Agreement. Each Obligor shall have furnished to the Purchasers a certificate, dated the applicable Closing Date, of its respective Responsible Officer, stating that, as of the applicable Closing Date, the representations and warranties of such Obligor in this Purchase Agreement and the Collateral Agreement are true and correct in all material respects (except for such representations qualified by materiality or Material Adverse Effect, which are true and correct in all respects) and such Obligor has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder or under the Collateral Agreement on or before the applicable Closing Date; provided, however, that any such certificate as of the Subsequent Closing Date may provide exceptions to any representation and warranty made in Sections 5.11 through 5.32 or in Article III of the Collateral Agreement or update any Schedule provided pursuant to Article V or any exhibit provided pursuant to Article III of the Collateral Agreement.

Section 6.4    Authorizations. Each Obligor shall have furnished to the Purchasers (a) a copy of the resolutions, consents or other documents, certified by a Responsible Officer of such Obligor, as of the applicable Closing Date, duly authorizing the execution and delivery of, and performance of obligations under, the Transaction Documents to which it is a party and any other documents to be executed on or prior to the applicable Closing Date by or on behalf of it in connection with the transactions contemplated thereby and, in the case of the Issuer, the issuance and sale of the applicable Notes and Royalty Rights, and a certification that such resolutions, consents or other documents have not been modified, rescinded or amended and are in full force and effect, (b) certified copies of its respective organizational documents, including as such documents have been amended to effect the transactions contemplated by the Transaction Documents, (c) a certification by a Responsible Officer of such Obligor, as of the applicable Closing Date, as to the incumbency and specimen signatures of each officer executing any

Transaction Document or any other document delivered in connection herewith on behalf of such Obligor (together with a certification of another Responsible Officer of such Obligor as to incumbency and specimen signature of the first-mentioned Responsible Officer) and (d) a certificate of good standing (or equivalent) of such Obligor as of a recent date from the Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization.

Section 6.5    Offering of Notes and Royalty Rights. The Placement Agent shall have delivered to the Issuer a certificate, dated on or about the Issue Date, as to the manner of the offering of the Notes, the Guarantees and the Royalty Rights and the number and character of the offerees contacted, which certificate shall state that the Placement Agent (a) did not solicit offers for, or offer, the Notes, the Guarantees or the Royalty Rights by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, including publication or release of articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television, radio or internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, and did not engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S and (b) solicited offers for the Notes and the Royalty Rights only from, and offered the Notes only to, (i) Persons who it reasonably believed were QIBs or, if any such Person was buying for one or more institutional accounts for which such Person was acting as fiduciary or agent, only when such Person reasonably believed that each such account was a QIB, (ii) in the case of offers outside the United States, to Persons that are not U.S. persons (as defined in Regulation S) in accordance with Rule 903 of Regulation S, and (iii) Accredited Investors, and shall further state that counsel to the Obligors and to the Purchasers may rely thereon in rendering their respective opinions to be delivered hereunder.

Section 6.6    CUSIP Numbers. Standard & Poor’s CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, shall have issued CUSIP numbers and ISIN numbers for the Notes.

Section 6.7    Further Information. On or prior to the applicable Closing Date, the Obligors shall have furnished to the Purchaser such further information, certificates and documents as such Purchaser may reasonably request in connection with this Purchase Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including written evidence that all outstanding obligations under the Issuer’s Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 3, 2015, with Midcap Financial Trust, as amended, will be repaid in full on or prior to the Closing Date of the Original Notes and that on or prior to the Closing Date of the Original Notes, all Liens securing such obligations will be released); provided, however, that the Purchaser shall not be entitled to receive any information or data of the type contemplated by Section 4.4 following the Issue Date.

Section 6.8    Consummation of Transactions. All of the transactions contemplated by the Transaction Documents to be completed on or before the applicable Closing Date shall have been consummated or shall be consummated concurrently with the transactions contemplated hereby, and the Purchaser shall have received executed copies of the Transaction Documents (which shall be in full force and effect).

Section 6.9    No Actions. No action shall have been taken and no Law has been enacted, adopted or issued by any Governmental Authority that would, as of the applicable Closing Date, prevent the issuance or sale of the applicable Notes or the Royalty Rights, and no injunction, restraining order or order of any other nature by any court of competent jurisdiction shall have been issued as of the applicable Closing Date that would prevent the issuance or sale of the applicable Notes or the Royalty Rights.

Section 6.10    Consents. The Purchasers shall have received copies of all consents, approvals, authorizations, orders, registrations and qualifications set forth in Schedule 5.8.

Section 6.11    Notes Collateral Requirements. The Collateral Agent shall have received with respect to the Notes Collateral, on or prior to the Issue Date:

(a)    all certificates, agreements or instruments representing or evidencing the Equity Interests of the Subsidiary Guarantors referred to in the Security Documents accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(b)    all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all chattel paper, all instruments, all deposit accounts and all investment property of each Obligor (to the extent required by any Transaction Document) (other than in respect of the Equity Interests of Subsidiary Guarantors incorporated in Scotland, in which case such instruments of transfer must be dated and transfer the relevant Equity Interests to the Collateral Agent or such nominee as it may select);

(c)    evidence of the filing of financing statements under the UCC, recordings with the PTO and other recordings (including in any applicable non-U.S. jurisdiction) required, necessary, appropriate or reasonably requested to be made to perfect a security interest in the Notes Collateral, including those specified in the Security Documents; and

(d)    certified copies of UCC, PTO, United States Copyright Office, tax, judgment lien, bankruptcy and pending lawsuit searches or equivalent reports or searches, each as of a recent date and listing all effective financing statements, lien notices or comparable documents that name any Obligor as debtor and that are filed in the jurisdiction in which such Obligor is organized or maintains its principal place of business and such other searches deemed necessary or appropriate, none of which encumber the Notes Collateral covered or intended to be covered in the Security Documents.

Section 6.12    Insurance. The Collateral Agent shall have received on or prior to the Issue Date evidence that all insurance required to be maintained pursuant to the Transaction Documents by the Obligors has been obtained and is in effect together with the certificates of insurance, naming the Collateral Agent, on behalf of all Persons in whose name the Notes are registered from time to time in the register with respect to the Notes, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the properties and assets that constitute Notes Collateral.

Section 6.13    Use of Proceeds. The Issuer will apply the proceeds of the sale of the Notes and the Royalty Rights to repay all outstanding obligations under the Issuer’s Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 3, 2015, with Midcap

Financial Trust, as amended, to finance the construction or acquisition of the approximately 92,000 square foot manufacturing, laboratory and office facility in the process of being constructed at the Midlothian Biocampus near Edinburgh, Scotland, to finance the construction or acquisition of a manufacturing facility for MosaiQTM consumables located in Eysins, Switzerland, to fund the Cash Reserve Account on the Issue Date in the amount of the Initial Cash Reserve Amount, to fund the Cash Reserve Account on the date of issuance of the Additional Notes in the amount of the Additional Cash Reserve Amount, to pay fees, costs and expenses arising in connection with the issuance of the Notes and for general corporate purposes.

Section 6.14    Royalty Rights. On each Closing Date, (a) the applicable Royalty Right shall have been received by the Purchaser (or any Affiliate thereof) pursuant to the applicable Royalty Right Agreement and (b) the Issuer and the Purchaser shall execute and deliver such Royalty Right Agreement in the form of Exhibit A.

ARTICLE VII

ADDITIONAL COVENANTS

Section 7.1    DTC. The Issuer will use reasonable best efforts to comply with the agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

Section 7.2    Expenses. The Issuer agrees to pay or cause to be paid from the proceeds of the issuance of the Notes and the Royalty Rights all reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP, acting as special counsel to the Purchasers, Bedell Cristin Jersey Partnership, acting as special Jersey, Channel Islands counsel to the Purchasers, Prager Dreifuss AG, acting as special Switzerland counsel to the Purchasers, and Burness Paull LLP, acting as special Scotland counsel to the Purchasers (the amount of any such payment of the reasonable, documented fees and expenses of Pillsbury Winthrop Shaw Pittman LLP (excluding such fees and expenses related to intellectual property work and opinions) not to exceed in the aggregate the amount set forth in paragraph 2 of the letter agreement dated May 31, 2016 between the Issuer and the Placement Agent (unless otherwise agreed to by the Issuer)), it being understood that the Issuer will not reimburse any other expenses of any Purchasers (including expenses of any other counsel).

Section 7.3    Confidentiality; Public Announcement.

(a)    Except as otherwise required by Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors and except as otherwise set forth in this Section 7.3, each Obligor will, and will cause each of its Affiliates, directors, officers, employees, agents, representatives and similarly situated persons who receive such information to, treat and hold as confidential and not disclose to any Person any and all Confidential Information furnished to it by the Purchaser, as well as the information on Schedule 1 to this Purchase Agreement, and to use any such Confidential Information and other information only in connection with this Purchase Agreement and any other Transaction Document and the transactions contemplated hereby and thereby. Notwithstanding the foregoing, the Obligors may disclose such information solely on a need-to-know basis and solely to their members, directors, employees, managers, officers, agents, brokers, advisors, lawyers, bankers, trustees, representatives, investors, co-investors, insurers, insurance brokers, underwriters and financing parties; provided, however, that such Persons shall be informed of the confidential nature of such information and shall be obligated to keep such Confidential Information and other information confidential pursuant to obligations of confidentiality no less onerous than those set forth herein.

(b)    The Purchaser acknowledges that it will not, after the execution of this Purchase Agreement, make a public announcement or filing with respect to the transactions contemplated by the Transaction Documents or reference or describe such transactions in a public announcement or filing, without the Issuer’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors, in no event shall the Purchaser’s name (in any variation) be used in any public announcement or filing, or in any type of mail or electronic distribution intended for an audience that is not solely limited to the Affiliates of the Issuer, without the Purchaser’s written consent.

(c)    Except as required by applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or the rules and regulations of any securities exchange or trading system or any Governmental Authority or pursuant to requests from regulatory agencies having oversight over any of the Obligors, neither the Issuer nor any of its Affiliates shall disclose to any Person, or use or include in any public announcement or any public filing, the identity of any shareholders, members, directors or Affiliates of the Purchaser, without the prior written consent of such shareholder, member, director or Affiliate.

Section 7.4    Channel Islands Listing. The Issuer will use commercially reasonable efforts to list the Notes on the Official List of the Channel Islands Securities Exchange Authority Limited (or any other recognized stock exchange as the Issuer may in its sole discretion determine) as soon as reasonably practicable after the Issue Date.

ARTICLE VIII

SURVIVAL OF CERTAIN PROVISIONS

Section 8.1    Survival of Certain Provisions. The representations, warranties, covenants and agreements contained in this Purchase Agreement shall survive (a) the execution and delivery of this Purchase Agreement, the Notes, the Guarantees and the Royalty Rights and (b) subject to Section 10.1, the sale or transfer by any Purchaser of any Note or Royalty Right or portion thereof or interest therein. All such provisions are binding upon and may be relied upon by any subsequent holder or beneficial owner of a Note or Royalty Right, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder or beneficial owner of a Note or Royalty Right; provided that, unless the Issuer provides its prior written consent as contemplated by Section 10.1, the Purchaser shall remain obligated to purchase the

Additional Notes pursuant to Article III upon the occurrence of an Additional Securities Triggering Event notwithstanding any sale or transfer by the Purchaser of any Note or portion thereof or interest therein. All statements contained in any certificate or other instrument delivered by or on behalf of any party hereto pursuant to this Purchase Agreement shall be deemed to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by or on behalf of any such party. The Transaction Documents embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof, other than the separate Confidentiality Agreements entered into between each Purchaser and the Issuer relating to the transactions contemplated hereby. Notwithstanding anything to the contrary elsewhere in this Purchase Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (provided that such limitation with respect to lost profits or otherwise shall not limit the Issuer’s right to recover contract damages in connection with the Purchaser’s failure to close in violation of this Purchase Agreement).

ARTICLE IX

NOTICES

Section 9.1    Notices. All statements, requests, notices and agreements hereunder shall be in writing and delivered by hand, mail, overnight courier or telefax as follows:

(a)    if to the Purchaser, in accordance with Schedule 1; and

(b)    if to any Obligor, in accordance with Section 12.01 of the Indenture.

ARTICLE X

SUCCESSORS AND ASSIGNS

Section 10.1    Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assignees and permitted transferees; provided that the Purchaser’s right and obligation to purchase the Additional Notes pursuant to Article III upon the occurrence of an Additional Securities Triggering Event shall not be transferrable without the Issuer’s prior written consent, in its sole discretion. So long as any of the Notes or Royalty Rights are outstanding, no Obligor may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser except as permitted in accordance with the Indenture and the Royalty Rights Agreement, as applicable.

ARTICLE XI

SEVERABILITY

Section 11.1    Severability. Any provision of this Purchase Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE XII

WAIVER OF JURY TRIAL

Section 12.1    WAIVER OF JURY TRIAL. THE PURCHASER AND EACH OBLIGOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS PURCHASE AGREEMENT.

ARTICLE XIII

GOVERNING LAW; CONSENT TO JURISDICTION

Section 13.1    Governing Law; Consent to Jurisdiction. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. The parties hereto hereby submit to the non-exclusive jurisdiction of the U.S. federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

ARTICLE XIV

COUNTERPARTS

Section 14.1    Counterparts. This Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Purchase Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.

ARTICLE XV

TABLE OF CONTENTS AND HEADINGS

Section 15.1    Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Purchase Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

ARTICLE XVI

TAX DISCLOSURE

Section 16.1    Tax Disclosure. Notwithstanding anything expressed or implied to the contrary herein, the Purchaser, on the one hand, and each Obligor, on the other hand, and its respective employees, representatives and agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and the tax structure of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure; provided, however, that neither such Person nor any employee, representative or other agent thereof shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party) or any other information to the extent that such disclosure could reasonably result in a violation of any Law relating to U.S. federal or state securities matters. For these purposes, the tax treatment of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein means the purported or claimed U.S. federal or state tax treatment of such transactions. Moreover, the tax structure of the transactions contemplated by this Purchase Agreement and the agreements and instruments referred to herein includes any fact that may be relevant to understanding the purported or claimed U.S. federal or state tax treatment of such transactions.

{SIGNATURE PAGE FOLLOWS}

If the foregoing is in accordance with your understanding of this Purchase Agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among us and you in accordance with its terms.

Very truly yours,

QUOTIENT LIMITED

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

QBD (QS IP) LIMITED

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

QUOTIENT BIODIAGNOSTICS, INC.

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

ALBA BIOSCIENCE LIMITED

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

QUOTIENT SUISSE SA

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

QUOTIENT BIOCAMPUS LIMITED

By:
Name:
Title:

{Signature Page to the Purchase Agreement}

[PURCHASER SIGNATURE PAGE]

{Signature Page to the Purchase Agreement}

ANNEX A

RULES OF CONSTRUCTION AND DEFINED TERMS

Unless the context otherwise requires, in this Annex A and each Transaction Document (or other document) to which this Annex A is attached:

(a)	A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, unless any Transaction Document (or other document) otherwise provides.

(b)	Where any payment is to be made, any funds are to be applied or any calculation is to be made under any Transaction Document (or other document) on a day that is not a Business Day, unless any Transaction Document (or other document) otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified.

(c)	Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(d)	The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(e)	The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)	Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in this Annex A or any Transaction Document (or other document)) and include any Annexes, Exhibits and Schedules attached thereto.

(g)	References to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(h)	References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth in this Annex A or any Transaction Document (or other document)), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(i)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(j)

The words “hereof”, “herein”, “hereunder” and similar terms when used in this Annex A or any Transaction Document (or other document) shall refer to this Annex A or such Transaction Document (or other document) as a whole and not to any particular provision

Annex A-1

hereof or thereof, and Article, Section, Annex, Schedule and Exhibit references herein and therein are references to Articles and Sections of, and Annexes, Schedules and Exhibits to, the relevant Transaction Document (or other document) unless otherwise specified.

(k)	In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(l)	References to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in the relevant Transaction Document (or other document).

Annex A-2

“$” means lawful money of the United States.

“Accredited Investor” means an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) under the Securities Act that is not (i) a QIB or (ii) a Person other than a U.S. person (as defined in Regulation S) that acquires Notes in reliance on Regulation S.

“Additional Cash Reserve Amount” means $2,160,000.

“Additional Notes” means the 12% Senior Secured Notes due 2023 of the Issuer in the initial Outstanding Principal Balance of $34,000,000 that may be issued on the Subsequent Closing Date pursuant to Section 2.01(c) of the Indenture and Section 3.1 of the Purchase Agreements.

“Additional Notes Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Additional Securities Triggering Event” means a press release publicly announcing the completion of field trials for the MosaiQ™ IH Microarray demonstrating greater than 99% concordance for the detection of blood-group antigens and greater than 95% concordance for the detection of blood group antibodies, in each case when compared to predicate technologies, and in each case to detect the following blood group antigens or blood group antibodies – A, B, D, C, c, E, e, Cw, K and k.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise, and “controlled” has a meaning correlative thereto.

“Anti-Money Laundering Laws” has the meaning set forth in Section 5.24 of the Purchase Agreements.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banking institutions are authorized or required by Law to close in New York City, Jersey, Channel Islands, or the city in which the Trustee’s corporate trust office is located.

“Capital Stock” means (a) in the case of a corporation, corporate stock or shares, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and membership rights, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case to the extent treated as equity in accordance with GAAP, but excluding from all of the foregoing any debt securities convertible into or exchangeable for Capital Stock whether or not such debt securities include any right of participation with Capital Stock.

Annex A-3

“Cash Reserve Account” means the Deposit Account (as defined in the Uniform Commercial Code) in the name of the Trustee maintained at U.S. Bank, National Association, in the United States of America with account number 276831004.

“Closing Date” means each of the Issue Date and the Subsequent Closing Date (if any).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under the Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means that certain collateral agreement, dated as of the Issue Date, among the Obligors, the other subsidiary parties from time to time party thereto, the Trustee and the Collateral Agent.

“Commission” means the U.S. Securities and Exchange Commission or any successor thereto.

“Confidential Information” means, as it relates to the Purchaser (or its Affiliates), all information (whether written or oral, or in electronic or other form) furnished before or after the Issue Date concerning the Purchaser or its Affiliates (including any of its equityholders), including any and all information regarding any aspect of the Purchaser’s business, including its owners, funds, strategy, market views, structure, investors or potential investors. Such Confidential Information includes any IRS Form W-9 or W-8BEN (or any similar type of form) provided by the Purchaser to the Issuer or its Affiliates. Notwithstanding the foregoing definition, “Confidential Information” shall not include information that is (v) independently developed or discovered by any Obligor without use of or access to any information described in the second preceding sentence, as demonstrated by documentary evidence, (w) already in the public domain at the time the information is disclosed or has become part of the public domain after such disclosure through no breach of the Purchase Agreement, (x) lawfully obtainable from other sources, (y) required to be disclosed in any document to be filed with any Governmental Authority or otherwise required to be disclosed under applicable Law or judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) or pursuant to requests from regulatory agencies having oversight over any of the Obligors or (z) required to be disclosed by court or administrative order or under securities Laws applicable to any party to the Purchase Agreement or pursuant to the rules and regulations of any stock exchange or stock market on which securities of any Obligor or its Affiliates or the Purchaser or its Affiliates may be listed for trading.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form of Exhibit E to the Indenture or substantially in the form of any confidentiality agreement attached to Schedule 2 to an applicable Purchase Agreement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

Annex A-4

“Definitive Security” has the meaning set forth in Appendix A to the Indenture as of the Issue Date.

“DTC” means The Depository Trust Company (including its nominees).

“Employee Benefit Plan” has the meaning set forth in Section 5.12 of the Purchase Agreements.

“Environmental Laws” has the meaning set forth in Section 5.20 of the Purchase Agreements.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) of the Code or Section 414(c) of the Code (and Section 414(m) of the Code and Section 414(o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” has the meaning set forth in the Indenture as of the Issue Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Act Documents” has the meaning set forth in Section 5.4 of the Purchase Agreements.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Foreign Benefit Plan” has the meaning set forth in Section 5.12 of the Purchase Agreements.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Security” has the meaning set forth in Appendix A to the Indenture as of the Issue Date.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Annex A-5

“Guarantee” means any guarantee of the obligations of the Issuer under the Indenture and the Notes by any Person in accordance with the provisions of the Indenture.

“Hazardous Material” has the meaning set forth in Section 5.20 of the Purchase Agreements.

“Health Care Laws” has the meaning set forth in Section 5.31 of the Purchase Agreements.

“HHS” has the meaning set forth in Section 5.28 of the Purchase Agreements.

“Indenture” means that certain indenture for the Notes, dated as of the Issue Date, among the Obligors, the Trustee and the Collateral Agent.

“INHAM Exemption” has the meaning set forth in Section 4.3(a)(iii)(z) of the Purchase Agreements.

“Initial Cash Reserve Amount” means $5,040,000.

“Intellectual Property” means, with respect to any Person, all intellectual property and proprietary rights in any jurisdiction throughout the world, and all corresponding rights, presently or hereafter existing, including: (a) all inventions (whether or not patentable or reduced to practice), all improvements thereto, and all patents, patent applications, industrial designs, industrial design applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith; (b) all trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs, business names, company names, Internet domain names, and all other indicia of origin, all applications, registrations, and renewals in connection therewith, and all goodwill associated with any of the foregoing; (c) all copyrights and other works of authorship, mask works, database rights and moral rights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets, know-how, technologies, processes, techniques, new drug applications, abbreviated new drug applications, biologic license applications or 351(k) biologic license applications (or equivalent non-U.S. applications of any of the foregoing), protocols, methods, industrial models, designs, drawings, plans, specifications, research and development, and confidential information (including technical data, customer and supplier lists, manufacturing processes, pricing and cost information, and business and marketing plans and proposals); (e) all software (including source code, executable code, data, databases, and related documentation); (f) all rights of privacy and publicity, including rights to the use of names, likenesses, images, voices, signatures and biographical information of real persons; (g) licenses and commercial marketing rights; and (h) all copies and tangible embodiments or descriptions of any of the foregoing (in whatever form or medium).

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means the date hereof.

“Issuer” has the meaning set forth in the preamble to the Purchase Agreements.

Annex A-6

“Laws” means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, judgments, orders, writs, injunctions, decrees, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction); provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Material Adverse Effect” means a material adverse effect on (a) the business, properties, management, financial condition, results of operations or prospects of the Obligors taken as a whole, or (b) the ability of the Obligors to perform their obligations under the Transaction Documents.

“Material Contract” means a contract or other agreement that is required to be filed by the Issuer with the Commission pursuant to Item 601(b)(1) of Regulation S-K as an exhibit to the Exchange Act Documents.

“NASDAQ” means The NASDAQ Global Market.

“Notes” means the 12% Senior Secured Notes due 2023 of the Issuer, substantially in the form of Exhibit A to the Indenture, and shall include, for the avoidance of doubt, the Original Notes and the Additional Notes, as and to the extent issued pursuant to the terms and conditions of the Indenture and the Purchase Agreements.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents.

“Obligors” means, collectively, the Issuer and the Subsidiary Guarantors.

“Original Notes” means the 12% Senior Secured Notes due 2023 of the Issuer in the initial Outstanding Principal Balance of $84,000,000 that are issued on the Issue Date pursuant to Section 2.01(b) of the Indenture and Section 3.1 of the Purchase Agreements.

“Original Notes Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Other Agreements” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Other Purchasers” has the meaning set forth in Section 3.1 of the Purchase Agreements.

Annex A-7

“Outstanding Principal Balance” means, with respect to any Note or other evidence of indebtedness outstanding, the total principal amount of such Note or other evidence of indebtedness unpaid and outstanding at any time.

“Patents” means (i) an issued patent or a patent application, (ii) all registrations and recordings thereof, (iii) all continuations and continuations-in-part to an issued patent or patent application, (iv) all divisions, patents of addition, reissues, renewals and extensions of any patent, patent application, continuation or continuation-in-part and (v) all counterparts of any of the above in any jurisdiction.

“Paying Agent” means an office or agency where Notes may be presented for payment maintained by the Issuer in accordance with Section 2.04(a) of the Indenture.

“Payment Date” means each April 15 and October 15, commencing April 15, 2017.

“Permitted Lien” (a) as of the Issue Date, in respect of any Person, means: (i) pledges or deposits by such Person under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens imposed by Law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (iii) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (vii) deposits made in the ordinary course of business to secure liability to insurance carriers; (viii) grants of software and other technology licenses in the ordinary course of business; (ix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (x) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution; and (xi) Liens created in favor of the Trustee or the Collateral Agent and (b) as of the Subsequent Closing Date, has the meaning set forth in the Indenture as of the Issue Date.

Annex A-8

“Person” means an individual, corporation, partnership, association, limited liability company, unincorporated organization, trust, joint stock company or joint venture, a Governmental Authority or any other entity.

“Placement Agent” means Morgan Stanley & Co. LLC.

“Plan Assets” has the meaning given to such term by Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor.

“Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“PTE” has the meaning set forth in Section 4.3(a)(iii)(x) of the Purchase Agreements.

“PTO” means the U.S. Patent and Trademark Office.

“Purchase Agreement” means that certain purchase agreement dated the Issue Date among the Obligors and the Purchaser party thereto.

“Purchase Agreements” means, collectively, each Purchase Agreement and the Other Agreements.

“Purchase Price” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Purchaser” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“Purchasers” has the meaning set forth in Section 1.1 of the Purchase Agreements.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“QPAM Exemption” means PTE 84-14 (issued December 21, 1982, as subsequently amended).

“Record Date” means each April 1 and October 1.

“Regulation S” means Regulation S under the Securities Act.

“Regulatory Agencies” has the meaning set forth in Section 5.28 of the Purchase Agreements.

“Relevant Intellectual Property” has the meaning set forth in Section 5.19 of the Purchase Agreements.

“Responsible Officer” means, with respect to any Obligor, any manager, director or officer of such Obligor.

Annex A-9

“Royalty Right Agreements” means the separate royalty right agreements between the Issuer and each Purchaser (or an Affiliate thereof).

“Royalty Rights” means the royalty rights sold by the Issuer to each Purchaser (or an Affiliate thereof) pursuant to and subject to the terms and conditions of the Royalty Right Agreements.

“Rule 144A” means Rule 144A under the Securities Act.

“Safety Notices” has the meaning set forth in Section 5.32 of the Purchase Agreements.

“Sanctioned Country” has the meaning set forth in Section 5.25 of the Purchase Agreements.

“Sanctions” has the meaning set forth in Section 5.25 of the Purchase Agreements.

“Sarbanes-Oxley Act” has the meaning set forth in Section 5.26 of the Purchase Agreements.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests in the Notes Collateral as contemplated by the Indenture.

“Similar Law” has the meaning set forth in Section 4.3(b) of the Purchase Agreements.

“Source” has the meaning set forth in Section 4.3(a) of the Purchase Agreements.

“Subsequent Closing Date” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity. For purposes of clarity, a Subsidiary of a Person shall not include any Person that is under common control with the first Person solely by virtue of having directors, managers or trustees in

Annex A-10

common and shall not include any Person that is solely under common control with the first Person (i.e., a sister company with a common parent).

“Subsidiary Guarantors” has the meaning set forth in the preamble to the Purchase Agreements.

“Transaction Documents” means the Indenture, the Notes, the Royalty Right Agreements, the Guarantees, the Security Documents, the Purchase Agreements, any intercreditor agreement in the form of Exhibit D to the Indenture, and each other agreement pursuant to which the Collateral Agent (or its agent) is granted a Lien to secure the obligations under the Indenture, the Notes or the Guarantees.

“Trustee” has the meaning set forth in Section 3.1 of the Purchase Agreements.

“Trustee Closing Account” means the account maintained with the Trustee at U.S. Bank National Association, ABA No. 091000022, Account No. 1731 0332 1092, Ref. Quotient Limited Senior Notes, Attention: Alison D.B. Nadeau.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, that, if perfection, the effect of perfection or non-perfection or the priority of any security interest in any Notes Collateral is governed by the Uniform Commercial Code (or equivalent Law) as in effect in a jurisdiction other than the State of New York, then “UCC” means the Uniform Commercial Code (or equivalent Law) as in effect from time to time in such other jurisdiction for purposes of the provisions relating to such perfection, effect of perfection or non-perfection or priority.

“U.S.” or “United States” means the United States of America, its 50 states, each territory thereof and the District of Columbia.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Annex A-11